Exhibit 99.1

FLUIDIGM ANNOUNCES UNRESTRICTED SALES INTO PRENATAL HEALTH

AND NON-INVASIVE PRENATAL DIAGNOSTICS FIELDS OF RESEARCH

Fluidigm Collaboration Ends; New Product Opportunities in Digital PCR

SOUTH SAN FRANCISCO, Calif. – May 7, 2012 – Fluidigm Corporation (NASDAQ:FLDM) today announced that it can now offer unrestricted sales of its digital PCR and other advanced technology to customers interested in pursuing research and product development into the prenatal health and non-invasive prenatal diagnostics fields, as well as other fields. This enhanced freedom to operate comes as a result of the ending of the collaboration agreement previously reported in the company’s filings with the Securities and Exchange Commission between Fluidigm and Novartis Vaccines & Diagnostics, Inc.

Under the collaboration agreement, Fluidigm granted an exclusive option to its technology in specific areas of prenatal health and diagnostics, and Fluidigm could not sell its products or services in these fields, other than in some cases for research applications. This option has expired unexercised. Also, while the details of the collaboration remain confidential, Fluidigm can confirm that it successfully achieved all of its technical feasibility milestones in the first phase of the collaboration and, accordingly, received all milestone payments. The re-opening of previously restricted fields of use for Fluidigm products and access to significant product enhancements represent exciting opportunities for Fluidigm’s customer base.

A number of Fluidigm’s customers had expressed concerns over their ability to freely operate in the fields of prenatal health and non-invasive prenatal diagnostics in view of the collaboration agreement. Some potential customers chose to pursue alternative options because of this uncertainty. “With the termination of this agreement, highly valuable intellectual property rights in non-invasive prenatal diagnostics and digital PCR, which had been exclusively optioned under the agreement, now revert back to Fluidigm. We are open for business without restriction in all fields,” said Gajus Worthington, Fluidigm President and Chief Executive Officer.

Fluidigm can now fully pursue all market opportunities with customers interested in researching and developing products in all fields, including prenatal health and non-invasive prenatal diagnostics. “We appreciate that there are significant market opportunities in these areas and there is substantial customer interest. We look forward to helping these customers achieve their research and development objectives,” Worthington added.

With the termination of the collaboration, Fluidigm’s customers may experience other, more direct benefits. Chief among them is unrestricted access to the company’s prototype 200,000-chambered digital PCR chip with associated instrumentation and software developed under several on-going collaborative efforts. The company can now commercialize this much higher density chip, for which it has experimentally demonstrated both very high sensitivity and reproducibility.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among others, statements relating to market opportunities in the fields of prenatal health and non-invasive prenatal diagnostics, and plans, objectives, expectations and strategies for our business, our technology and future product launches. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results. Factors that could materially affect future results include, but are not limited to, changes in our business plans and strategies, costs associated with sales and research and development activities, our ability to successfully launch new products and applications, our ability to protect our intellectual property and proprietary technology, competition, and risks relating to market acceptance of our products. Information on these and additional risks, uncertainties, and other information affecting Fluidigm’s business and operating results are contained in our Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Fluidigm Corporation disclaims any obligation to update these forward-looking statements.

About Fluidigm

Fluidigm (NASDAQ:FLDM) develops, manufactures and markets microfluidic systems for growth markets in the life science and agricultural biotechnology, or Ag-Bio, industries. Fluidigm’s proprietary microfluidic systems consist of instruments and consumables, including chips, assays and other reagents. These systems are designed to significantly simplify experimental workflow, increase throughput and reduce costs, while providing the excellent data quality demanded by customers. Fluidigm actively markets three microfluidic systems, including eight different commercial chips, to leading academic institutions, diagnostic laboratories, and pharmaceutical, biotechnology and Ag-Bio companies.

For more information, please visit www.fluidigm.com.

Fluidigm and the Fluidigm logo are trademarks or registered trademarks of Fluidigm Corporation.

Contact:

Fluidigm Corporation

Howard High - Press, Relations

650-266-6081 (Office)

510-786-7378 (Mobile)

howard.high@fluidigm.com.